Exhibit 10.2.1

INCREMENTAL FACILITY AMENDMENT TO CREDIT AGREEMENT

This Incremental Facility Amendment to Credit Agreement, dated as of September 27, 2006 (this “Amendment”), is entered into among Ameripath, Inc., a Delaware corporation (the “Borrower”), the Lenders signatory hereto and Wachovia Bank, National Association, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and amends the Credit Agreement dated as of January 31, 2006 (as amended to the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Borrower, Ameripath Holdings, Inc., the Subsidiary Guarantors named therein, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent and the other agents and arrangers named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The Lenders signatory hereto and the Lenders which have executed an Incremental Facility Lender Addendum are hereinafter referred to as the “Additional Lenders.”

WITNESSETH:

WHEREAS, the Borrower desires to make certain amendments to the Credit Agreement; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has requested that the Additional Lenders increase the aggregate Revolving Commitments under the Credit Agreement by $10,000,000 on the terms and conditions set forth in this Amendment.

WHEREAS, the Additional Lenders are willing to provide such Incremental Extension of Credit to the Borrower pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Amendments Relating to Additional Revolving Commitments

The Credit Agreement is, effective as of the date specified in Section 2 of this Amendment, amended as set forth below:

(a) Amendments to Section 1.01 of the Credit Agreement. Section 1.01 is hereby amended as follows:

(i) The definition of “Revolving Commitment” shall be amended and restated in its entirety to read as follows:

“Revolving Commitment”: as to any Lender, its Original Revolving Commitment and/or Additional Revolving Commitment, as applicable.”;

(ii) The following new definitions shall be added to Section 1.01 in alphabetical order:

“Additional Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, after the Incremental Facility Closing Date, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Additional Revolving Commitment is set forth in Schedule I to the Amendment Lender Addendum delivered by such Lender on the Amendment Effective Date. The aggregate amount of the Lenders’ Additional Revolving Commitments is $10,000,000.

“Revolving Facility Amendment”: Incremental Facility Amendment to this Agreement, dated as of September 27, 2006, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Revolving Facility Amendment Lender Addendum”: the Lender Addendum is substantially in the form attached to the Incremental Facility Amendment as Exhibit A.

“Original Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder immediately prior to the Incremental Facility Closing Date, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Original Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Original Revolving Commitments immediately prior to the Incremental Facility Closing Date is $95,000,000.

Section 2. Conditions Precedent to the Effectiveness of This Amendment

(a) Section 1 of this Amendment shall become effective as of the date (the “Incremental Facility Closing Date”) when, and only when, each of the following conditions precedent shall have been (or are or will be substantially concurrently therewith) satisfied or waived by the Administrative Agent:

(i) The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Administrative Agent and the Additional Lenders;

(ii) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment, shall be reasonably satisfactory in all respects to the Administrative Agent;

(iii) After giving effect to Amendment, all conditions precedents in Section 4.02 of the Credit Agreement shall be satisfied;

(iv) The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto);

(v) The Administrative Agent shall have received (i) an Incremental Facility Amendment Lender Addendum from each of the Additional Lenders;

(vi) The Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenants after giving effect to the Additional Revolving Commitment;

(vii) The Borrower shall have paid to each Additional Lender a fee equal to .625% of each Additional Lender’s Additional Revolving Commitment;

(viii) Each Additional Lender shall have received, if requested, at least three days in advance of the Incremental Facility Closing Date, one or more Notes payable to the order of such Additional Lender duly executed by the Borrower in substantially the form of Exhibit G to the Credit Agreement; and

(ix) The Administrative Agent shall have received a legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, from Ropes & Gray LLP, special counsel to the Loan Parties.

Section 3. Representations and Warranties

On and as of the Incremental Facility Closing Date, after giving effect to this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and the Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms; and

(b) after giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:

(i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens, except as may be required by the terms of this Amendment.

Section 4. Fees and Expenses

The Borrower agrees to pay on the Incremental Facility Closing Date all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

Section 5. Reference to and Effect on the Loan Documents

(a) As of the Incremental Facility Closing Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Incremental Facility Closing Date.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment is a Loan Document.

Section 6. Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

Section 8. Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

Section 9. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 10. Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 11. Incremental Facility Amendment Lender Addendum

Each Additional Lender shall deliver to the Administrative Agent an Incremental Facility Amendment Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

Section 12. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 13. Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

AMERIPATH, INC.

By:	/s/ David L. Redmond
Name:	David L. Redmond
Title:	President and CFO

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Scott Santa Cruz
Name:	Scott Santa Cruz
Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott Santa Cruz
Name:	Scott Santa Cruz
Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Scottye Lindsey
Name:	Scottye Linsey
Title:	Director

By:	/s/ Diane F. Rolfe
Name:	Diane F. Rolfe
Title:	Director

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director